**THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR STATE LAWS, AND MAY NOT BE OFFERED FOR SALE IN THE UNITED STATES OR TO A U.S. PERSON UNLESS EXEMPT THEREUNDER FROM SUCH REGISTRATION**

# UNIVERSAL URANIUM LTD.

## SUBSCRIPTION AGREEMENT – UNITS

***The Issuer will be issuing on a non-brokered basis up to 7,000,000 Units at $0.45 per Unit to raise gross proceeds of up to $3,150,000. Each Unit is comprised of a common share and one transferable Warrant, with each Warrant exercisable into a common share for a period of 24 months at an exercise price of $0.65.***

## INSTRUCTIONS

**All Subscribers:**

1. Complete and sign pages 1 and 2 of the Subscription Agreement.

2. If you are a non-individual subscriber, complete and sign the **TSX Venture Exchange Form 4C – Corporate Placee Registration Form – Appendix I, unless you have recently filed a Form 4C with the TSX Venture Exchange and it is still current.**

3. If you are an "accredited investor" (as defined in section 1.1 of this Subscription Agreement), complete and sign the **Accredited Investor Questionnaire – Appendix II.**

4. If you are relying on the "family, friends and business associates" exemption, complete pages 7 and 8 of this Subscription Agreement.

5. Return completed Subscription Agreement, Appendix I and Appendix II completed (as necessary) together with the subscription proceeds to Universal Uranium Ltd., Suite 600, 595 Howe Street, Vancouver, British Columbia, V6C 2T5, Attention: Jorge Avelino.

## SUBSCRIPTION AGREEMENT

To: **Universal Uranium Ltd.** (the "Issuer"), Suite 600, 595 Howe Street, Vancouver, British Columbia, V6C 2T5

The undersigned (the "Subscriber") hereby acknowledges that the Issuer is proceeding with a non-brokered private placement of up to 7,000,000 units (the "Units") at a price of $0.45 per Unit, each Unit being comprised of one common share in the capital of the Issuer (a "Share") and one common share purchase warrant (a "Warrant") and tenders to the Issuer this subscription offer which, upon acceptance by the Issuer, will constitute an agreement of the Subscriber to subscribe for, take up, purchase and pay for and, on the part of the Issuer, to issue and sell to the Subscriber the number of Units set out below on the terms and subject to the conditions set out in this Agreement.

| | |
|---|---|
| Number of Units: | 2,222,222 |
| Total Purchase Price at $0.45 per Unit: | $ 999,999. |

PLEASE MAKE CHEQUES AND BANK DRAFTS PAYABLE TO: "UNIVERSAL URANIUM LTD.".

DATED this ________ day of ____________________, 2008.

Crosshair Exploration + Mining Corp.
(Name of Subscriber – please print)

by: Mark Morabito, CEO
(Official Capacity or Title – please print)

[signature]
Authorized Signature

Mark J Morabito CEO
(Please print name of individual whose signature appears above if different than the name of the Subscriber printed above.)

______________________________
(Subscriber's Residential or Head Office Address)

______________________________

______________________________
(Telephone Number)

______________________________
(Facsimile Number)

______________________________
(E-mail Address)

**Please complete if purchasing as an agent for a disclosed principal and not deemed to be purchasing as a principal under the applicable securities legislation**

______________________________
Name of disclosed principal

______________________________
Address of disclosed principal

______________________________
Telephone number of disclosed principal

**Registration Instructions (if other than in name of Subscriber):**

Same

Name

Account reference, if applicable

Address

**Delivery Instructions (if other than the address above):**

Account reference, if applicable

Contact Name

Address

Telephone Number

Facsimile Number

**Present Ownership of Securities**

The Subscriber either **[check appropriate box]**:

☑ owns directly or indirectly, or exercises control or direction over, no common shares in the capital stock of the Issuer or securities convertible into common shares in the capital stock of the Issuer; or

☐ owns directly or indirectly, or exercises control or direction over, __________ common shares in the capital stock of the Issuer and convertible securities entitling the Subscriber to acquire an additional __________ common shares in the capital stock of the Issuer.

**Insider Status**

The Subscriber either **[check appropriate box]**:

☐ is an "Insider" of the Issuer as defined in the *Securities Act* (British Columbia); or

☑ is not an Insider of the Issuer.

**Member of "Pro Group"**

The Subscriber either **[check appropriate box]**:

☐ is a Member of the "Pro Group" as defined in Policy 1.1 of the TSX Venture Exchange; or

☑ is not a member of the Pro Group.

This subscription is accepted by Universal Uranium Ltd. this _____ day of _______________, 2008.

**UNIVERSAL URANIUM LTD.**

Per: ______________________
Authorized Signatory

**NOTE: The information collected herein will be used by the Issuer in determining whether the Subscriber meets the requirements for the applicable prospectus exemptions, for making certain filings with the TSX Venture Exchange and other applicable regulatory authorities and for meeting its requirements under securities legislation with respect to the mailing of continuous disclosure materials of the Issuer to the Subscriber. By signing this subscription agreement, the Subscriber and any disclosed principal for whom the Subscriber is acting hereby consents to the collection and use of all of the Subscriber's or the disclosed principal's personal information contained herein by the Issuer for the above referenced purposes.**

1. **INTERPRETATION**

1.1. In this Agreement, unless the context otherwise requires:

(a) "1933 Act" means the United States *Securities Act of 1933*, as amended;

(b) "Accredited Investor" has the same meaning ascribed to that term in National Instrument 45-106;

(c) "Acts" means the Alberta Act, the B.C. Act and the Ontario Act, collectively;

(d) "Agreement" means this subscription agreement to be entered into between the Issuer and the Subscriber for the purchase of Units and includes all schedules and appendices attached hereto, in each case as they may be amended or supplemented from time to time.

(e) "Alberta Act" means the *Securities Act* (Alberta), the regulations and rules made thereunder and all published policy statements, blanket orders, notices, directions and rulings issued or adopted by the Alberta Securities Commission, all as amended;

(f) "B.C. Act" means the *Securities Act* (British Columbia), the regulations and rules made thereunder and all administrative policy statements, blanket orders, notices, directions and rulings issued or adopted by the British Columbia Securities Commission, all as amended;

(g) "BCI 72-503" means BC Instrument 72-503 of the British Columbia Securities Commission entitled "Distribution of Securities Outside British Columbia";

(h) "Closing" means the day the Subscriber's Units are issued to the Subscriber;

(i) "Commissions" means the provincial securities commission or other regulatory authority in each of British Columbia, Alberta and Ontario;

(j) "Common Shares" means common shares in the authorized capital of the Issuer;

(k) "Disclosed Principal" has the meaning ascribed in subparagraph 4.1(c)(ii);

(l) "Exchange" means the TSX Venture Exchange;

(m) "Exemptions" means the exemptions from the prospectus requirements of the Acts which are outlined in sections 2.3, 2.5, 2.7 and 2.10 of National Instrument 45-106 and BCI 72-503;

(n) "National Instrument 45-102" means National Instrument 45-102 "Resale of Securities" published by the Canadian Securities Administrators;

(o) "National Instrument 45-106" means National Instrument 45-106 "Prospectus and Registration Exemptions" published by the Canadian Securities Administrators;

(p) "Ontario Act" means the *Securities Act* (Ontario), the regulations and rules made thereunder and all published policy statements, blanket orders, notices, directions and rulings issued or adopted by the Ontario Securities Commission, all as amended;

(q) "Parties" or "Party" means the Subscriber, the Issuer or both, as the context requires;

(r) "Private Placement" means the offering of the Units;

(s) "Regulation S" means Regulation S promulgated under the 1933 Act;

(t) "Regulatory Authorities" means the Commissions and the Exchange and the securities regulatory authorities in an International Jurisdiction;

(u) "Shares" means the previously unissued common shares in the capital of the Issuer, as presently constituted, which comprise part of the Units being offered by the Issuer;

(v) "Securities" means the Units, the Shares, the Warrants and the Warrant Shares;

(w) "Subscriber's Units" means those Units which the Subscriber has agreed to purchase under this Agreement;

(x) "Subscription Proceeds" means the total gross proceeds from the sale of Units under the Private Placement;

(y) "United States" has that meaning ascribed to it in Regulation S;

(z) "U.S. Person" has the meaning ascribed to it in Regulation S;

(aa) "Warrant Shares" means the previously unissued common shares in the capital of the Issuer, as presently constituted, which will be issued upon exercise of the Warrants; and

(bb) "Warrants" means the non-transferable share purchase warrants of the Issuer, which comprise part of the Units being offered for sale under the Private Placement and which have the terms provided in this Agreement and the certificate representing such share purchase warrants.

1.2 Time is of the essence of this Agreement and will be calculated in accordance with the provisions of the *Interpretation Act* (British Columbia).

1.3 This Agreement is to be read with all changes in gender or number as required by the context.

1.4 The headings in this Agreement are for convenience of reference only and do not affect the interpretation of this Agreement.

1.5 Unless otherwise indicated, all dollar amounts referred to in this Agreement are in lawful currency of Canada.

1.6 This Agreement, any amendment, addendum or supplement hereto, and all other documents relating hereto shall be governed by and construed in accordance with the laws of the Province of British Columbia, and the federal laws of Canada applicable therein, governing contracts made and to be performed wholly therein, and without reference to its principles governing the choice or conflict of laws. The parties hereto irrevocably attorn and submit to the exclusive jurisdiction of the courts of the Province of British Columbia, sitting in the City of Vancouver, with respect to any dispute related to or arising from this Agreement.

## 2. THE UNITS

2.1 Each Unit will be comprised of one Share and one Warrant. The Units will be issued and registered in the name of the Subscriber or its nominee.

2.2 The issue of the Units will not restrict or prevent the Issuer from obtaining any other financing or from issuing additional securities or rights.

2.3 The Subscriber understands that the Units subscribed for hereunder constitute a portion of the aggregate number of Units which are being offered for sale pursuant to the Private Placement.

## 3. THE WARRANTS

3.1 Each Warrant will entitle the holder, on exercise, to purchase one Warrant Share at a price of $0.65 for a period of two years following the Closing. The Warrants will be transferable.

3.2 The certificates representing the Warrants will, among other things, include provisions for the appropriate adjustment in the class, number and price of the Warrant Shares issued on exercise of the Warrants upon the occurrence of certain events, including any subdivision, consolidation or reclassification of the Issuer's common shares, the payment of stock dividends and the amalgamation of the Issuer.

3.3 The issue of the Warrants will not restrict or prevent the Issuer from obtaining any other financing, or from issuing additional securities or rights, during the period within which the Warrants may be exercised.

## 4. REPRESENTATIONS, WARRANTIES, COVENANTS AND ACKNOWLEDGEMENTS OF THE SUBSCRIBER

4.1 The Subscriber and any others for whom the Subscriber may be contracting hereunder acknowledges, represents, warrants and covenants to and with the Issuer that, as at the date given above and at the Closing:

(a) no prospectus has been filed by the Issuer with any of the Commissions in connection with the issuance of the Securities, such issuance is exempted from the prospectus requirements of the Acts and that:

(i) the Subscriber is restricted from using most of the civil remedies available under the Acts;

(ii) the Subscriber may not receive information that would otherwise be required to be provided to it under the Acts; and

(iii) the Issuer is relieved from certain obligations that would otherwise apply under the Acts;

(b) the Subscriber certifies that it and, if applicable, the Disclosed Principal is resident in the jurisdiction set out under "Subscriber's Residential or Head Office Address" on the first page of this Agreement which address is the residence or principal place of business of the Subscriber, or Disclosed Principal, as the case may be, and such address was not obtained or used solely for the purpose of acquiring the Subscriber's Units;

(c) the Subscriber is either:

(i) purchasing the Subscriber's Units as principal for its own account and not for the benefit of any other person or is deemed under the Acts to be purchasing the Subscriber's Units as principal, and in either case is purchasing the Subscriber's Units for investment only and not with a view to the resale or distribution of all or any of the Subscriber's Units; or

(ii) purchasing the Subscriber's Units as agent for beneficial principal(s) (the "Disclosed Principal"), all of whom are disclosed on the execution page of this agreement, and is not deemed under the Acts to be purchasing the Subscriber's Units as principal, and it is duly authorized to enter into this Agreement and to execute and deliver all documentation in connection with the purchase on behalf of such Disclosed Principal, who is purchasing as principal for its own account and not for the benefit of any other person and for investment only and not with a view to the resale or distribution of all or any of the Subscriber's Units and the Subscriber in its capacity as agent is acting in compliance with all applicable securities and other laws; or

(iii) if a resident of British Columbia, Alberta or Ontario is purchasing for a principal or principals which is or are undisclosed or identified by account number only and is:

(A) a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and in Ontario, is purchasing a security that is not a security of an investment fund; or

(B) a trust corporation registered under the *Trust and Loan Companies Act* (Canada), or under comparable legislation in any other jurisdiction, and is purchasing the Subscriber's Units as trustee or agent for one or more accounts that are fully managed by such trust corporation, which account or accounts are acquiring the Subscriber's Units as principal;

(d) the Subscriber, if not a resident of British Columbia, certifies that neither it nor the Disclosed Principal, if applicable, is resident in British Columbia and acknowledges that:

(i) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;

(ii) there is no government or other insurance covering the Securities;

(iii) there are risks associated with the purchase of the Securities;

(iv) there are restrictions on the Subscriber's or the Disclosed Principal's ability to resell the Securities and it is the responsibility of the Subscriber or the Disclosed Principal to find out what those restrictions are and to comply with them before selling the Securities; and

(v) the Issuer has advised the Subscriber that the Issuer is relying on an Exemption from the requirements to provide the Subscriber with a prospectus and to sell securities through a person registered to sell securities under the B.C. Act and, as a consequence of acquiring Securities pursuant to this Exemption, certain protections, rights and remedies provided by the B.C. Act, including statutory rights of rescission or damages, will not be available to the Subscriber or the Disclosed Principal;

(e) if the Subscriber or the Disclosed Principal is resident in Canada, the Subscriber or, if the Subscriber is purchasing on behalf of a Disclosed Principal, that Disclosed Principal,

(i) is an Accredited Investor, by virtue of the fact that the Subscriber or such Disclosed Principal, as the case may be, falls within one or more of the sub-paragraphs of the definition of Accredited Investor set out in Appendix II (the Subscriber having checked the sub-paragraph(s) applicable to the Subscriber or such Disclosed Principal, as the case may be); or

(ii) is purchasing sufficient Units so that the aggregate acquisition cost of the Subscriber's Units is not less than $150,000 and the Subscriber or such Disclosed Principal, as the case may be, is not a corporation, syndicate, partnership or other form of incorporated or non-incorporated entity or organization created solely to permit the purchase of the Subscriber's Units without a prospectus by a group of individuals whose individual share of the aggregate acquisition cost of the Subscriber's Units is less than $150,000; or

(iii) in the case of the Subscriber being a resident in British Columbia or Alberta, is purchasing the Subscriber's Units as principal and is (please check one or more of the following boxes, as applicable):

☐ (A) a director, executive officer or control person of the Issuer, or of an affiliate of the Issuer;

☐ (B) a spouse, parent, grandparent, brother, sister or child of a director, executive officer or control person of the Issuer, or of an affiliate of the Issuer;

☐ (C) a parent, grandparent, brother, sister or child of the spouse of a director, executive officer or control person of the Issuer, or of an affiliate of the Issuer;

☐ (D) a close personal friend of a director, executive officer or control person of the Issuer, or of an affiliate of the Issuer;

☐ (E) a close business associate of a director, executive officer or control person of the Issuer, or of an affiliate of the Issuer;

☐ (F) a founder of the Issuer or a spouse, parent, grandparent, brother, sister, child, close personal friend or close business associate of a founder of the Issuer;

☐ (G) a parent, grandparent, brother, sister or child of a spouse of a founder of the Issuer;

☐ (H) a person of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons described in (A) to (G) above; or

☐ (I) a trust or estate of which all of the beneficiaries or a majority of the trustees or executors are persons described in (A) to (G) above; or

(iv) in the case of the Subscriber being a resident in Ontario, is purchasing the Subscriber's Units as principal and is (please check one or more of the following boxes, as applicable):

☐ (A) a founder of the Issuer;

☐ (B) an affiliate of a founder of the Issuer;

☐ (C) a spouse, parent, brother, sister, grandparent or child of an executive officer, director or founder of the Issuer; or

☐ (D) a person that is a control person of the Issuer;

(f) if the Subscriber or the Disclosed Principal is resident outside of Canada and the United States, the Subscriber and the Disclosed Principal, if applicable:

(i) is knowledgeable of, or has been independently advised as to the applicable securities laws of the securities regulatory authorities (the "Authorities") having application in the jurisdiction in which the Subscriber or the Disclosed Principal is resident (the "International Jurisdiction") which would apply to the acquisition of the Subscriber's Units, if any;

(ii) is purchasing the Subscriber's Units pursuant to exemptions from the prospectus and registration requirements under the applicable securities laws of the Authorities in the International Jurisdiction or, if such is not applicable, the Subscriber and the Disclosed Principal, if applicable, is permitted to purchase the Subscriber's Units under the applicable securities laws of the Authorities in the International Jurisdiction without the need to rely on any exemption;

(iii) confirms that the applicable securities laws of the Authorities in the International Jurisdiction do not require the Issuer to make any filings or seek any approvals of any nature whatsoever from any Authority of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of the Subscriber's Units; and

(iv) confirms that the purchase of the Subscriber's Units by the Subscriber does not trigger:

(A) an obligation to prepare and file a registration statement, prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction; or

(B) continuous disclosure reporting obligations of the Issuer in the International Jurisdiction; and

the Subscriber will, if requested by the Issuer, comply with such other requirements as the Issuer may reasonably require;

(g) no person has made to the Subscriber or the Disclosed Principal, if applicable, any written or oral representations:

(i) that any person will resell or repurchase any of the Securities;

(ii) that any person will refund the purchase price of any of the Securities;

(iii) as to the future price or value of any of the Securities; or

(iv) that any of the Issuer's securities will be listed and posted for trading on a stock exchange or that application has been made to list and post any of the Issuer's securities for trading on a stock exchange, other than the Shares and the Warrant Shares on the Exchange;

(h) the Subscriber or, the Disclosed Principal, as the case may be, will not become a "control person" by virtue of the purchase of the Subscriber's Units, and does not intend to act in concert with any other person to form a control group of the Issuer;

(i) this subscription has not been solicited in any other manner contrary to the Acts and the Subscriber acknowledges that the Subscriber will not receive an offering memorandum or other disclosure document in respect of the Issuer;

(j) the Subscriber acknowledges that the Securities have not been registered under the 1933 Act or the securities laws of any state of the United States, that the Securities may not be offered or sold, directly or indirectly, in the United States except pursuant to registration under the 1933 Act and the securities laws of all applicable states or available exemptions therefrom, and that the Issuer has no obligation or present intention of filing a registration statement under the 1933 Act in respect of the Securities;

(k) the Subscriber acknowledges and agrees that the offer to purchase the Subscriber's Units was not made to the Subscriber when the Subscriber was in the United States and at the time the Subscriber's subscription for Units was delivered to the Issuer, the Subscriber was outside the United States and that:

(i) the Subscriber is not and will not be purchasing the Subscriber's Units for the account or benefit of any U.S. Person or person in the United States;

(ii) the current structure of this transaction and all transactions and activities contemplated hereunder is not a scheme to avoid the registration requirements of the 1933 Act; and

(iii) the Subscriber has no intention to distribute either directly or indirectly any of the Securities in the United States or to U.S. Persons, except in compliance with the 1933 Act;

(l) neither the Subscriber nor the Disclosed Principal, if applicable, has knowledge of a "material fact" or "material change" (as those terms are defined in the Acts) in the affairs of the Issuer that has not been generally disclosed to the public, save knowledge of this particular transaction;

(m) the Subscriber's decision to tender this offer and purchase the Subscriber's Units has not been made as a result of any verbal or written representation as to fact or otherwise made by or on behalf of the Issuer, or any other person and is based entirely upon this Agreement and currently available public information concerning the Issuer;

(n) the Issuer will have the right to accept this subscription offer in whole or in part and the acceptance of this subscription offer will be conditional upon the sale of the Subscriber's Units to the Subscriber or the Disclosed Principal, as the case may be, being exempt from the prospectus and registration requirements under applicable relevant securities legislation;

(o) the Subscriber has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto and, if an individual is of full age of majority, in the jurisdiction in which the Subscriber is resident, and if the Subscriber is a corporation it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation, and all necessary approvals by its directors, shareholders and others have been given to authorize the execution of this Agreement on behalf of the Subscriber;

(p) the entering into of this Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Subscriber or the Disclosed Principal, if applicable, or of any agreement, written or oral, to which the Subscriber or the Disclosed Principal, if applicable, may be a party or by which it is or may be bound;

(q) this Agreement has been duly executed and delivered by the Subscriber and constitutes a legal, valid and binding obligation of the Subscriber enforceable against the Subscriber and, if applicable, the Disclosed Principal;

(r) the Subscriber has been advised to consult its own legal advisors with respect to the applicable hold periods imposed in respect of the Securities by applicable securities legislation and regulatory policies and confirms that no representations by the Issuer have been made respecting the hold periods applicable to the Securities;

(s) the Subscriber and, if applicable, the Disclosed Principal are aware of the risks and other characteristics of the Securities and of the fact that the Subscriber and, if applicable, the Disclosed Principal may not be able to resell the Securities purchased by it except in accordance with the applicable securities legislation and regulatory policies and that the Securities may be subject to resale restrictions and may bear a legend to this effect;

(t) if required by applicable securities legislation, policy or order or by any securities commission, stock exchange or other regulatory authority, the Subscriber and, if applicable, the Disclosed Principal will execute, deliver, file and otherwise assist the Issuer in filing, such reports, undertakings and other documents with respect to the issue of the Securities as may be required;

(u) the Subscriber acknowledges that upon completion of the Private Placement the Issuer may pay a finder's fee to certain finders in accordance with Exchange policies;

(v) the Subscriber and, if applicable, the Disclosed Principal has not purchased the Units as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communication published in any newspaper, magazine or similar media or broadcast over radio, television or internet or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(w) it has not received or been provided with, nor has it requested, nor does it have any need to receive, any offering memorandum, any prospectus, any sales or advertising literature, or any other document describing or purporting to describe the business and affairs of the Issuer which has been prepared for delivery to, and review by, prospective purchasers in order to assist in making an investment decision

in respect of the Securities (other than an annual report, annual information form, interim report, information circular or any other continuous disclosure document the content of which is prescribed by the Alberta Act and BC Act);

(x) the Subscriber or, if applicable, the Disclosed Principal has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment and is able to bear the economic risk of loss of its investment;

(y) the Subscriber or, if applicable, the Disclosed Principal, if a corporation or other non-individual entity, has previously filed with the Exchange a Form 4C, Corporate Placee Registration Form, and represents and warrants that there has been no change to any of the information in the Corporate Placee Registration Form previously filed with the Exchange up to the date of this Agreement, or will deliver a completed Form 4C, Corporate Placee Registration Form in the form attached hereto as Appendix II to the Issuer in accordance with Section 7.2 of this Agreement;

(z) the Subscriber agrees that the Issuer may be required by law or otherwise to disclose to regulatory authorities the identity of the Subscriber and if applicable the beneficial purchaser for whom the Subscriber may be acting; and

(aa) the Subscriber agrees that the above representations, warranties, covenants and acknowledgements in this subsection will be true and correct both as of the execution of this subscription and as of the day of Closing.

4.2 The foregoing representations, warranties, covenants and acknowledgements are made by the Subscriber with the intent that they be relied upon by the Issuer in determining its suitability as a purchaser of Units, and the Subscriber hereby agrees to indemnify the Issuer against all losses, claims, costs, expenses and damages or liabilities which any of them may suffer or incur as a result of reliance thereon. The Subscriber undertakes to notify the Issuer immediately of any change in any representation, warranty or other information relating to the Subscriber set forth herein which takes place prior to the Closing.

## 5. REPRESENTATIONS, WARRANTIES, COVENANTS AND ACKNOWLEDGEMENTS OF THE ISSUER

5.1 The Issuer hereby acknowledges, represents, warrants and covenants to and with the Subscriber that, as at the date given above and at the Closing:

(a) the Issuer is a valid and subsisting corporation duly incorporated under the laws of its jurisdiction of incorporation and has full corporate power and authority to execute and deliver this Agreement and all other documents, agreements, certificates and instruments contemplated herein to which the Issuer is a party and to observe and perform its covenants and obligations hereunder and thereunder and has taken all necessary corporate proceedings and obtained all necessary corporate approvals in respect thereof and, upon execution and delivery of this Agreement by it, this Agreement will constitute a legal, valid and binding obligation of the Issuer enforceable against it in accordance with its terms except that:

(i) enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally;

(ii) equitable remedies, including the remedies of specific performance and injunctive relief, are available only in the discretion of the applicable court;

(iii) a court is not required to treat as conclusive, final or binding those certificates and determinations which this Agreement states are to be so treated;

(iv) a court may stay proceedings before them by virtue of equitable or statutory powers; and

(v) rights of indemnity and contribution hereunder may be limited under applicable law;

(b) neither the execution of this Agreement nor the consummation of the transactions contemplated hereby conflict with, result in a breach of or accelerate the performance required by any agreement to which it is a party;

(c) neither the execution of this Agreement nor the consummation of the transactions contemplated hereby, result in a breach of the laws of any applicable jurisdiction, its constating documents or resolutions of its directors or shareholders;

(d) no consent or approval, except as has been obtained, is required to permit the execution and delivery of this Agreement by the Issuer or the performance of its obligations hereunder;

(e) no representation or warranty made by it in this Agreement or any statement, schedule, certificate or other document delivered by it pursuant to or in connection with this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state a material fact required to be stated herein or therein where necessary to make the statements contained herein or therein not misleading;

(f) the Issuer is current with all material filings required to be made in all jurisdictions in which the Issuer exists or carries on any material business and the Issuer is not in default of any filings required to be made under applicable securities laws;

(g) all disclosure documents of the Issuer publicly filed by the Issuer on SEDAR in the past 12 months contain no untrue statement of a material fact as at the date thereof nor do they omit to state a material fact which, at the date thereof, was required to have been stated or was necessary to prevent a statement that was made from being false or misleading in the circumstances in which it was made;

(h) the Issuer is a reporting issuer, or the equivalent thereof, under the securities laws of each of the Provinces of British Columbia and Alberta;

(i) upon their issuance, the Warrants will be validly created, issued and outstanding, registered in the names of the holders thereof;

(j) upon their issuance, the Shares and the Warrant Shares will be validly issued and outstanding as fully paid and non-assessable shares of the Issuer;

(k) the audited consolidated financial statements of the Issuer for the financial year ended September 30, 2007 and the unaudited financial statements for the interim period ended March 31, 2008 (the "Issuer's Financial Statements") are true and correct in every material respect and present fairly and accurately the financial position and results of the operations of the Issuer for the periods ended and have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis; and

(l) there are no material liabilities of the Issuer, whether direct, indirect, absolute or contingent which are not disclosed or reflected in the Issuer's Financial Statements except those incurred in the ordinary course of business of the Corporation since March 31, 2008.

## 6. CLOSING

6.1 The Closing will take place on such date or dates to be determined by the Issuer, provided however that the subscription proceeds paid by the Subscriber to the Issuer will be held in trust pending the Closing, and if the Closing does not occur on or before August 31, 2008, the subscription proceeds will be returned to the Subscriber without interest or deduction.

6.2 Upon execution of this Agreement, the Subscriber will deliver to the Issuer:

(a) this Subscription Agreement, duly executed;

(b) a certified cheque or bank draft for the total price of the Subscriber's Units made payable to the Issuer;

(c) if the Subscriber, or the Disclosed Principal, as the case may be, is not an individual, a fully executed corporate placee registration form in the form set out in Appendix I, unless the Subscriber or, if applicable the Disclosed Principal, has previously filed such a form with the Exchange and it is still current;

(d) if the Subscriber, or the Disclosed Principal, as the case may be, is an "accredited investor", a fully executed Accredited Investor Questionnaire, in the form set out in Appendix II if the Subscriber or, if applicable, the Disclosed Principal is resident in Canada; and

(e) any further documentation as required under securities legislation or by any applicable stock exchange or other regulatory authority and the Subscriber covenants and agrees to do so upon request by the Issuer.

6.3 At Closing, the Issuer will deliver to the Subscriber:

(a) an opinion of securities counsel to the Issuer in a form customary for private placement transactions and satisfactory to the Subscriber's legal counsel, acting reasonably; and

(b) the certificate(s) representing the Subscriber's Shares and Warrants registered in the name of the Subscriber or its nominee.

6.4 The Subscriber acknowledges that the Private Placement may be completed at one or more partial closings in the discretion of the Issuer and that the Closing as contemplated in this Agreement may be effected at one or more of such partial closings.

6.5 Upon completion of the Closing, the Issuer is irrevocably entitled to the Subscription Proceeds, subject to the rights of the Subscriber under this Agreement and any applicable laws.

## 7. RESALE RESTRICTIONS

7.1 The Subscriber understands and acknowledges that the Shares and Warrant Shares will be subject to certain resale restrictions under the Acts and the Exchange's policies during the resale restricted period, the terms of which may be endorsed on the certificates representing such Securities as a printed legend, and the Subscriber agrees to comply with such resale restrictions. The Subscriber also acknowledges that it has been advised to consult its own independent legal advisor with respect to the applicable resale restrictions and the Subscriber or, if applicable, the Disclosed Principal is solely responsible for complying with such restrictions and the Issuer is not responsible for ensuring compliance by the Subscriber or, if applicable, the Disclosed Principal with the applicable resale restrictions.

7.2 The Subscriber acknowledges that the certificates representing the Shares and the Warrants will be endorsed with the following legends:

> **"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [insert date that is four months and a day after closing], 2008.**

**WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL [insert date that is four months and a day after Closing], 2008."**

**8. USE OF PERSONAL INFORMATION**

8.1 The Subscriber (on its own behalf and, if applicable, on behalf of any person for whose benefit the Subscriber is subscribing) acknowledges and consents to the fact the Issuer is collecting the Subscriber's (and any beneficial purchaser's) personal information for the purpose of completing the Subscriber's subscription. The Subscriber (on its own behalf and, if applicable, on behalf of any person for whose benefit the Subscriber is subscribing) acknowledges and consents to the Issuer retaining the personal information for as long as permitted or required by applicable law or business practices. The Subscriber (on its own behalf and, if applicable, on behalf of any person for whose benefit the Subscriber is subscribing) further acknowledges and consents to the fact the Issuer may be required by applicable securities laws and stock exchange rules, to provide regulatory authorities any personal information provided by the Subscriber respecting itself (and any beneficial purchaser). The Subscriber represents and warrants that it has the authority to provide the consents and acknowledgements set out in this paragraph on behalf of all beneficial purchasers.

8.2 The Subscriber and Disclosed Principal, if applicable, hereby acknowledges and consents to: (i) the disclosure by the Subscriber and the Issuer of Personal Information (defined in section 8.5) concerning the Subscriber to a securities commission or other regulatory authority (a "Securities Commission"), or to the Exchange and its affiliates, authorized agent, subsidiaries and divisions; and (ii) the collection, use and disclosure of Personal Information by the Exchange for the following purposes (or as otherwise identified by the Exchange, from time to time):

(a) to conduct background checks;

(b) to verify the Personal Information that has been provided about the Subscriber;

(c) to consider the suitability of the Subscriber as a holder of securities of the Issuer;

(d) to consider the eligibility of the Issuer to continue to list on the Exchange;

(e) to provide disclosure to market participants as the security holdings of the Issuer's shareholders, and their involvement with any other reporting issuers, issuers subject to a cease trade order or bankruptcy, and information respecting penalties, sanctions or personal bankruptcies, and possible conflicts of interest with the Issuer;

(f) to detect and prevent fraud;

(g) to conduct enforcement proceedings; and

(h) to perform other investigations as required by and to ensure compliance with all applicable rules, policies, rulings and regulations of the Exchange, securities legislation and other legal and regulatory requirements governing the conduct and protection of the public markets in Canada.

8.3 The Subscriber also acknowledges that: (i) the Exchange also collects additional Personal Information from other sources, including securities regulatory authorities in Canada or elsewhere, investigative law enforcement or self-regulatory organizations, and regulations service providers to ensure that the purposes set forth above can be accomplished; (ii) the Personal Information the Exchange collects may also be disclosed to the agencies and organizations referred to above or as otherwise permitted or required by law, and they may use it in their own investigations for the purposes described above; (iii) the Personal Information may be disclosed on the Exchange's website or through printed materials published by or pursuant to the direction of the Exchange; and (iv) the Exchange

may from time to time use third parties to process information and provide other administrative services, and may share the information with such providers.

8.4 If the Subscriber is resident in Ontario, the public official who can answer questions about the Ontario Securities Commission's indirect collection of Personal Information is the Administrative Assistant to the Director of Corporate Finance, Ontario Securities Commission, Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario, M5H 3S8, Telephone 416-593-8086.

8.5 Herein, "Personal Information" means any information about the Subscriber required to be disclosed to a Securities Commission or the Exchange, whether pursuant to a Securities Commission or Exchange form or a request made by a Securities Commission or the Exchange, including the Corporate Placee Registration Form attached hereto.

## 9. MISCELLANEOUS

9.1 The Subscriber consents to the filing of such documents and any other documents as may be required to be filed with any stock exchange or securities regulatory authority in connection with the Private Placement.

9.2 Without limitation, this subscription and the transactions contemplated hereby are conditional upon and subject to the Issuer receiving the Exchange's final acceptance of this subscription and the transactions contemplated hereby.

9.3 This Agreement, which includes any interest granted or right arising under this Agreement, may not be assigned or transferred.

9.4 Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the Parties with respect to the Securities and there are no other terms, conditions, representations or warranties whether expressed, implied, oral or written, by statute, by common law, by the Issuer, or by anyone else.

9.5 The parties may amend this Agreement only in writing.

9.6 This Agreement enures to the benefit of and is binding upon the Parties and, as the case may be, their respective heirs, executors, administrators and, successors.

9.7 A Party will give all notices or other written communications to the other Party concerning this Agreement by hand or by registered mail addressed to such other Party's respective address which is noted on the cover page of this Agreement.

9.8 This Agreement may be executed in counterparts, each of which when delivered will be deemed to be an original and all of which together will constitute one and the same document and the Issuer will be entitled to rely on delivery by facsimile machine of an executed copy of this subscription, and acceptance by the Issuer of such facsimile copy will be equally effective to create a valid and binding agreement between the Subscriber and the Issuer as if the Issuer had accepted the subscription originally executed by the Subscriber.

**REMAINDER OF PAGE INTENTIONALLY LEFT BLANK**

APPENDIX I

TSX venture EXCHANGE

# FORM 4C

# CORPORATE PLACEE REGISTRATION FORM

Where subscribers to a Private Placement are not individuals, the following information about the placee must be provided. This Form will remain on file with the Exchange. The corporation, trust, portfolio manager or other entity (the "Placee") need only file it on one time basis, and it will be referenced for all subsequent Private Placements in which it participates. If any of the information provided in this Form changes, the Placee must notify the Exchange prior to participating in further placements with Exchange listed companies. If as a result of the Private Placement, the Placee becomes an Insider of the Issuer, Insiders of the Placee are reminded that they must file a Personal Information Form (2A) or, if applicable, Declarations, with the Exchange.

1. Placee Information:

   (a) Name: ______________________________

   (b) Complete Address: ______________________________

   ______________________________

   Jurisdiction of Incorporation or Creation: ______________________________

2. (a) Is the Placee purchasing securities as a portfolio manager (Yes/No)? __________

   (b) Is the Placee carrying on business as a portfolio manager outside of Canada (Yes/No)?

   __________

3. If the answer to 2(b) above was "Yes", the undersigned certifies that:

   (a) It is purchasing securities of an Issuer on behalf of managed accounts for which it is making the investment decision to purchase the securities and has full discretion to purchase or sell securities for such accounts without requiring the client's express consent to a transaction;

   (b) it carries on the business of managing the investment portfolios of clients through discretionary authority granted by those clients (a "portfolio manager" business) in __________________ [jurisdiction], and it is permitted by law to carry on a portfolio manager business in that jurisdiction;

   (c) it was not created solely or primarily for the purpose of purchasing securities of the Issuer;

   (d) the total asset value of the investment portfolios it manages on behalf of clients is not less than CDN$20,000,000; and

(e) it has no reasonable grounds to believe, that any of the directors, senior officers and other insiders of the Issuer, and the persons that carry on investor relations activities for the Issuer has a beneficial interest in any of the managed accounts for which it is purchasing

4. If the answer to 2(a). above was "No", please provide the names and addresses of control persons of the Placee:

| Name | City | Province or State | Country |
|---|---|---|---|
| | | | |
| | | | |
| | | | |
| | | | |

The undersigned acknowledges that it is bound by the provisions of applicable Securities Law, including provisions concerning the filing of insider reports and reports of acquisitions (See for example, sections 87 and 111 of the *Securities Act* (British Columbia) and sections 176 and 182 of the *Securities Act* (Alberta).

**Acknowledgment – Personal Information**

"Personal Information" means any information about an identifiable individual, and includes information contained in sections 1, 2 and 4, as applicable, of this Form.

The undersigned hereby acknowledges and agrees that it has obtained the express written consent of each individual to:

(a) the disclosure of Personal Information by the undersigned to the Exchange (as defined in Appendix 6B) pursuant to this Form; and

(b) collection, use and disclosure of Personal Information by the Exchange for the purposes described in Appendix 6B or as otherwise identified by the Exchange, from time to time.

Dated at ______________________________ on ______________________.

______________________________
(Name of Purchaser - please print)

______________________________
(Authorized Signature)

______________________________
(Official Capacity - please print)

______________________________
(please print name of individual whose signature appears above)

**THIS IS NOT A PUBLIC DOCUMENT**

## APPENDIX II

## ACCREDITED INVESTOR QUESTIONNAIRE

The Subscriber is a resident of British Columbia, Alberta or Ontario and hereby represents, warrants and certifies to the Issuer that the Subscriber is an "accredited investor", as such term is defined in National Instrument 45-106 – Prospectus and Registration Exemptions ("NI 45-106") and, as at the time the subscription is accepted by the Issuer ("Closing"), the Subscriber will fall within one or more of the following categories (Please check one or more, as applicable):

**ACCREDITED INVESTOR STATUS**

The undersigned represents and warrants that it, he or she is **[check each applicable item]**:

_______ (a) a Canadian financial institution (as defined under NI 45-106), or an authorized foreign bank listed in Schedule III of the *Bank Act* (Canada);

_______ (b) the Business Development Bank of Canada incorporated under the *Business Development Bank of Canada Act* (Canada);

_______ (c) a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

_______ (d) a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the *Securities Act* (Ontario) or the *Securities Act* (Newfoundland and Labrador);

_______ (e) an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada, as a representative of a person referred to in paragraph (d);

_______ (f) the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;

_______ (g) a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l'île de Montréal or an intermunicipal management board in Québec;

_______ (h any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

_______ (i) a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

_______ (j) an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000;

_______ (k) an individual whose net income before taxes exceeded $200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

_______ (l) an individual who, , either alone or with a spouse, has net assets of at least $5,000,000;

___✓___ (m) a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements;

_______ (n) an investment fund that distributes or has distributed its securities only to:

(i) a person that is or was an accredited investor at the time of the distribution,

(ii) a person that acquires or acquired securities in the circumstances referred to in Sections 2.10 – Minimum Amount Investment and 2.19 – Additional Investment in Investment Funds of NI 45-106, or;

(iii) a person described in paragraph (i) or (ii) that acquires or acquired securities under Section 2.18 – Investment Fund Reinvestments of NI 45-106;

_______ (o) an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator, or in Québec, the securities regulatory authority, has issued a receipt;

_______ (p) a trust company or trust corporation registered or authorized to carry on business under the *Trust and Loan Companies Act* (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

_______ (q) a person acting on behalf of a fully managed account managed by that person, if that person:

(i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and

(ii) in Ontario, is purchasing a security that is not a security of an investment fund;

_______ (r) a registered charity under the *Income Tax Act* (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

_______ (s) an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) through (d) or paragraph (i) in form and function;

_______ (t) a person in respect of which all of the owners of interests, direct, indirect, or beneficial, except the voting securities required by law to be owned by directors, are persons that are Accredited Investors;

_______ (u) an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser, or

_______ (v) a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as:

(i) an accredited investor, or

(ii) an exempt purchaser in Alberta or British Columbia.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the ______________ day of ________________________________, 200______.

If a Corporation, Partnership or Other Entity:

Crosshair Exploration + Mining Corp

Name of Entity

______________________________

Type of Entity

______________________________

Signature of Person Signing

MARK J. MORABITO CEO

Print or Type Name and Title of Person Signing

If an Individual:

______________________________

Signature

______________________________

Print or Type Name

As used in this Questionnaire, the following term has the following meaning:

A "person" includes:

(a) an individual,

(b) a corporation,

(c) a partnership, trust fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

(d) an individual or other person in that person's capacity as a trustee, executor, administrator or personal or other legal representative.